EXHIBIT 11(a)
                                -------------


                               GROSSMAN'S INC.

                      COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share data)


                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                    JUNE 30,                 JUNE 30,
                               --------------------    --------------------
                                 1996        1995        1996        1995
                                 ----        ----        ----        ----
 Net income (loss) for
 primary and fully diluted
 earnings per share            $(2,946)    $ 1,056     $(57,633)   $(9,616)
                               ========    ========    =========   ========

 Weighted average number
   of shares outstanding        26,455      25,935       26,275     25,857

 Net effect of dilutive
   stock options                    -           91           -          -
                               --------    --------    ---------   --------

 Total weighted average
   shares outstanding and
   common stock equivalents
   used in primary
   calculation of earnings
   per share                    26,455      26,026       26,275     25,857

 Additional dilution from
   stock options                    -           -           -           -
                               --------    --------    ---------   --------

 Total weighted average
   shares outstanding and
   common stock equivalents
   used in fully diluted
   calculation of earnings
   per share                    26,455      26,026       26,275     25,857
                               ========    ========     ========   ========



 Primary earnings (loss)
   per share                    $(0.11)      $0.04       $(2.19)    $(0.37)
                               ========    ========     ========   ========

 Fully diluted earnings
   (loss) per share             $(0.11)      $0.04       $(2.19)    $(.037)
                               ========    ========     ========   ========
